UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[   ]  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
[   ]  Definitive Information Statement

COCONNECT, INC.

 (Name of Registrant as Specified In Its Charter)

We are not asking you for a proxy and you are requested to not send a proxy.

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[X]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

(4)           Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Dated Filed:

COCONNECT, INC.
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
760-804-8844

INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

December __, 2008

Dear CoConnect, Inc. Stockholders:

This Notice of Corporate Action and Information Statement (the “Notice”) is being furnished to the stockholders of CoConnect, Inc., a Nevada corporation (the “Company”) in connection with the corporate actions listed below. These corporate actions have already been authorized by resolutions of our Board of Directors and the written consent of a majority of the holders of our issued and outstanding common stock in accordance with the Nevada Revised Statutes (the “NRS”). By and through this Notice, please be advised of the following actions:

1.	The appointment of the Company’s Board of Directors (the “Board Appointment”);

2.
The approval of authority to the Company’s Board of Directors to affect a 1-for-12,000 reverse stock split of the Company’s common stock such that current shareholders of the Company’s common stock shall be issued one share of common stock in exchange for every 12,000 shares of common stock held as of the record date, with a reverse split floor of 100 shares as further described herein (the “Reverse Split”). The total number of authorized shares will remain unchanged at 150,000,000 shares;

3.	The approval of authority to the Company’s Board of Directors to amend the Company’s Articles of Incorporation to change of the name of the Company (the “Name Change”); and

4.
Ratification of appointment of Pollard-Kelley Auditing Services, Inc. to serve as our certified independent accountants for the fiscal year ending December 31, 2009 (the “Auditor Appointment,” and collectively with the Board Appointment, the Reverse Split and the Name Change, the “Corporate Actions”).

Stockholders of record at the close of business on December 12, 2008 are entitled to this Notice. Since the actions have been approved by the Board of Directors and the holders of the required majority of the outstanding shares of our voting stock, no meeting is being held and no proxies are being solicited.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Corporate Actions cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. We anticipate that the amendment will become effective on or after January __, 2008.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                                           Sincerely,

                                                            /s/ Mark L. Baum, Esq.
                                                            _______________________
                                                            Mark L. Baum, Esq.
                                                            Interim President and Chief Executive Officer

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE
SECURITIES AND EXCHANGE ACT OF 1934 AND
REGULATION 14C AND SCHEDULE 14C TEREUNDER
____________________

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

RECORD DATE

The record date for purposes of determining which stockholders may vote on the Corporate Actions is the close of business on December 12, 2008 (the “Record Date”). On that date, there were approximately 149,873,400 shares of our common stock outstanding.

VOTING RIGHTS AND QUORUM

The affirmative vote of a majority of a quorum is needed to approve of the Corporate Actions. Each share of our common stock is entitled to one vote. As previously stated, we have already received the affirmative vote for the Corporate Actions from a majority of the issued and outstanding shareholders of the Company, which represents, at the minimum, a majority of a quorum.

CORPORATE ACTION NO. 1 ELECTION OF DIRECTORS

Overview

This information statement is being furnished to all holders of the Company’s $0.001 par value common stock (the “Common Stock”) in connection with the written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock re-electing Mark L. Baum (“Mr. Baum”) to serve on the Company’s Board of Directors (the “Board Appointment”). Mr. Baum will hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified.

The Board of Directors of the Company fixed the close of business on December 12, 2008 as the Record Date for determining the stockholders entitled to approve the Board Appointment and to receive copies of this Information Statement. As of the Record Date, the Company had 150,000,000 shares of Common Stock authorized and 149,873,400 shares of Common Stock issued and outstanding. The Company’s Common Stock constitutes the sole outstanding class of voting securities of the Company. The Board of Directors and persons owning a majority of the outstanding Common Stock of the Company have unanimously adopted, ratified and approved of the Board Appointment. No other votes are required or necessary.  See the caption “Vote Required” below.

Mark L. Baum, Esq.

Mr. Baum is our sole officer and director. In 2002, Mr. Baum founded Business Consulting Group Unlimited, Inc., a Southern California-based merchant banking firm. Mr. Baum is a licensed attorney in the State of California Mr. Baum has more than 11 years experience in creating, financing and growing development stage enterprises in a variety of industries. Mr. Baum has participated in numerous public spin-offs, venture fundings, private-to-public mergers, corporate restructurings, asset acquisitions and asset divestitures.

Vote Required

On December 12, 2008, our Board of Directors adopted, ratified and approved of the appointment of Mr. Baum to the Board of Directors and submitted the proposed appointment to the stockholders for their approval. The securities that are entitled to vote to affect the Board Appointment consist of issued and outstanding shares of our common voting stock outstanding on the Record Date. Stockholders representing the requisite majority of shares of common stock entitled to vote on the appointment of Mr. Baum to the Board of Directors subsequently approved of such appointment.

CORPORATE ACTION NO. 2 REVERSE SPLIT

Overview

This information statement is being furnished to all holders of the Company’s Common Stock in connection with resolution of the Board of Directors and the written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock providing for approval of the Reverse Split of the Common Stock held by all shareholders of record on the Record Date, subject to a 100 share “Reverse Threshold” as defined below in the section entitled “Effects of Reverse Split.”

The Board of Directors of the Company fixed the close of business on December 12, 2008 as the Record Date for determining the stockholders entitled to approve the Reverse Split and to receive copies of this Information Statement. As of the Record Date, the Company had 150,000,000 shares of Common Stock authorized and 149,873,400 shares of Common Stock issued and outstanding. The Company’s Common Stock constitutes the sole outstanding class of voting securities of the Company. The Board of Directors and persons owning a majority of the outstanding Common Stock of the Company have adopted, ratified and approved the Reverse Split.  No other votes are required or necessary.  See the caption “Vote Required” below.  The Reverse Split will be affected on or about January __, 2008 (the “Effective Date”).  No shareholder is being asked to exchange his certificates at this time. Each shareholder is, however, entitled to do so by contacting the Company’s transfer agent.  Otherwise, certificates representing pre-Reverse Split shares will be exchanged for certificates reflecting post-Reverse Split shares at the first time they are presented to the transfer agent for transfer.  Each shareholder requesting a stock certificate will be required to pay the associated cost requested by the transfer agent.  The Company’s transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121.

Vote Required

The procedure and requirements to affect the Reverse Split are set forth in Section 78.2055 of the NRS and provide that the proposed Reverse Split must first be adopted by the Board of Directors and then submitted to stockholders for their consideration. The Reverse Split must then be approved by a vote of stockholders holding a majority of the voting power of the affected class or series. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company’s stockholders to approve the Reverse Split by providing that, unless the Company’s Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a special meeting, the Company’s Board of Directors resolved to proceed with the Reverse Split by written consent of the Company’s majority stockholders.

On December 12, 2008, our Board of Directors adopted, ratified and approved of the Reverse Split and submitted the proposed Reverse Split to the stockholders for their approval.  The securities that are entitled to vote to affect the Reverse Split consist of issued and outstanding shares of our common voting stock outstanding on the Record Date. Stockholders representing the requisite majority of shares of common stock entitled to vote on the Reverse Split subsequently approved of the Reverse Split.

Effects of Reverse Split

Following the effectiveness of the Reverse Split and subject to the Reverse Threshold, current shareholders shall be issued one share of Common Stock for every 12,000 shares held as of the Record Date. A standard reverse split may have resulted in some shareholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares. In order to assist shareholders in controlling such costs, the Reverse Split shall be subject to a reverse split threshold such that no shareholder shall be reversed below 100 shares (the “Reverse Threshold”). For example, a shareholder holding 5,000 shares of Common Stock prior to the pre-Reverse Split would normally be issued 50 shares of Common Stock following the Reverse Split, but, due to the Reverse Threshold, such shareholder would be issued 100 shares of Common Stock following the Reverse Split. All shareholders holding less than 100 shares pre-Reverse Split will not be affected by the Reverse Split.

In deciding whether to implement the Reverse Split, the Board of Directors considered, among other things, (i) the potential impact and anticipated benefits in the event the Company moves toward profitability, (ii) the market price of the Company’s Common Stock, (iii) the number of shares that will be outstanding after the split, (iv) the stockholders’ equity at such time, (v) the shares of Common Stock available for issuance in the future, (vi) the liquidity of the Company’s Common Stock in the market, and (vii) the nature of the Company’s operations.

Purposes of the Reverse Split

The Board believes that the Company’s outstanding shares need to be reduced with the goal of (i) creating a capital structure that better reflects a potentially profitable company, (ii) better matching the number of shares outstanding with the size of the Company in terms of market capitalization, shareholders’ equity, operations and potential earnings, (iii) better enabling the Company to raise funds to finance our possible sales and marketing activities and (iv) facilitating higher levels of institutional stock ownership where investment policies generally prohibit investments in lower-priced securities.

The Board believes that in order to provide a meaningful level of earnings per share, assuming the Company achieves profitability, the Reverse Split will provide a share count that is more consistent with the Company’s potential economics. Specifically, the lower share count will facilitate meaningful levels of per share earnings and better enable our shareholders to identify changes in operating results as the Company potentially moves towards profitability.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve liquidity.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split may, to some extent, reduce the negative effects on the marketability and liquidity of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, a higher share price may give the Company the added flexibility to list its shares on a different stock exchange or quotation service, such as the Nasdaq National Market, although the Company has no current plans to do so.

Common Stock

After the Effective Date of the Reverse Split, each shareholder will own fewer shares of our Common Stock, but the per-share value of these shares should increase proportionately. The Reverse Split will not affect all of our shareholders uniformly and may affect certain shareholder’s percentage ownership interests in the Company and related voting rights, although the Company believes such effect will be minimal. Shareholders holding less than 100 shares of Common Stock pre-Reverse Split shall not be subject to the Reverse Split. All shareholders holding greater than 100 shares pre-Reverse Split shall be subject to the Reverse Split and the Reverse Threshold as described above.

The Reverse Split would not change the number of authorized shares of Common Stock designated by our Articles of Incorporation. Currently, we have authorized 150,000,000 million shares of Common Stock. Thus, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our Articles of Incorporation would effectively increase. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as, but not limited to, raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet our business needs as they arise. If we issue additional shares for any purposes, the ownership interest of our current shareholders would be diluted in the same manner as would result from any other share issuance. Although we continually examine potential acquisitions of companies or assets or other attractive opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance following the Reverse Split could also be used by the Company’s management to delay or prevent a change in control. The Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

All outstanding options and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Split.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Split. In the event the proposed Reverse Split leaves a shareholder with a fraction of a share, the number of shares due to the shareholder shall be rounded up. For example, if the proposed Reverse Split leaves an individual shareholder with one and one half shares, the shareholder will be issued, post proposed Reverse Split, two whole shares.

No Dissenters Rights

In connection with the approval of the Reverse Split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the NRS, the Articles of Incorporation or bylaws.

Tax Consequences to Common Shareholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the shareholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax  consequences  that may be  relevant  to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in  securities, financial institutions, insurance  companies, tax-exempt organizations, foreign  individuals and entities and persons who acquired their Common  Stock  as  compensation).  In addition, this summary is limited to shareholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such shareholder related to the reverse split.

No gain or loss should be recognized by a shareholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares except for those associated with any additional shares the shareholder receives (i) as a result of rounding up any post-Reverse Split fractional shares or (ii) due to the Reverse Threshold. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares. The shareholder’s holding period for the post-Reverse Split shares will include the period during which the shareholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Tax Consequences for the Company

We should not recognize any gain or loss as a result of the Reverse Split.

CORPORATE ACTION NO. 3 NAME CHANGE

Overview

This information statement is being furnished to all holders of the Company’s Common Stock in connection with resolution of the Board of Directors and the written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock authorizing the Board of Directors to amend the Company’s Articles of Incorporation up to two times in order to effect name changes of the Company from “CoConnect, Inc.” to a new name to be determined by the Board of Directors at a future date (the “Name Change”).

The Board of Directors of the Company fixed the close of business on December 12, 2008 as the Record Date for determining the stockholders entitled to approve the Name Change and to receive copies of this Information Statement. As of the Record Date, the Company had 150,000,000 shares of Common Stock authorized and 149,873,400 shares of Common Stock issued and outstanding. The Company’s Common Stock constitutes the sole outstanding class of voting securities of the Company. The Board of Directors and persons owning a majority of the outstanding Common Stock of the Company have unanimously adopted, ratified and approved the Name Change. No other votes are required or necessary.  See the caption “Vote Required” below.  In the event the Board of Directors elects to enact the Name Change, it may be affected at anytime before December 31, 2010.
Vote Required

In order to change the name of the Company, we must amend our Articles of Incorporation. Section 78.385 of the NRS provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

On December 12, 2008, our Board of Directors adopted, ratified and approved of the Name Change and submitted the proposed Name Change to the stockholders for their approval.  The securities that are entitled to vote to affect the Name Change consist of issued and outstanding shares of our common voting stock outstanding on the Record Date. Stockholders representing the requisite majority of shares of common stock entitled to vote on the Name Change subsequently approved of the Name Change.

CORPORATE ACTION NO. 4 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Overview

This information statement is being furnished to all holders of the Company’s Common Stock in connection with resolution of the Board of Directors and the written consent of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock authorizing the Board of Directors to re-appoint the firm of Pollard-Kelley Auditing Services, Inc., independent public accountants for the Company during the 2008 fiscal year, to serve in the same capacity for the fiscal year ending December 31, 2009 (the “Auditor Appointment”). Although stockholder ratification of the Audit Committee’s appointment is not required, the Board of Directors considered it desirable for the stockholders to pass upon the selection of the independent public accountants. Even though the selection was ratified, the Company may, in its discretion, direct the appointment of a different independent public accounting firm at any time during the year if the Company believes that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed by Pollard-Kelley Auditing Services, Inc. for each of the last two fiscal years for professional services rendered for the audit of our annual financial statement and review of financial statements included in our 10-QSB reports and services normally provided by the accountant in connection with statutory and regulatory filings or engagements were $8,000 for fiscal year ended 2007 and $14,000 for fiscal year ended 2006.

Audit-Related Fees

The aggregate fees billed by Pollard-Kelley Auditing Services, Inc. in each of the last two fiscal years for assurance and related services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported above were $0 for fiscal years ended 2007 and 2006.

Tax Fees

The aggregate fees billed by Pollard-Kelley Auditing Services, Inc. in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were approximately $0 for fiscal year ended 2007 and 2006.

All Other Fees

There were no other aggregate fees billed by Pollard-Kelley Auditing Services, Inc. in either of the last two fiscal years for products and services provided, other than the services reported above.

Vote Required

The Board of Directors of the Company fixed the close of business on December 12, 2008 as the Record Date for determining the stockholders entitled to approve of the Auditor Appointment and to receive copies of this Information Statement. As of the Record Date, the Company had 150,000,000 shares of Common Stock authorized and 149,873,400 shares of Common Stock issued and outstanding. The Company’s Common Stock constitutes the sole outstanding class of voting securities of the Company. The Board of Directors and persons owning a majority of the outstanding Common Stock of the Company have unanimously adopted, ratified and approved the Auditor Appointment.  No other votes are required or necessary.  See the caption “Vote Required” below.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTIONS

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Corporate Actions cannot be affected until 20 days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about December __, 2008 (the “Mailing Date”) to the stockholders of the Company as of the Record Date. The Company expects to affect the Corporate Actions approximately 20 days after the Mailing Date. The Effective Date of the Corporate Actions is expected to be January __, 2008. However, such Effective Date may be delayed due to factors outside of the Company’s control.

Pursuant to the consent resolutions adopted by a majority of the stockholders, notwithstanding the fact that the Corporate Actions have been approved by the Company’s majority stockholders, the Company’s Board of Directors may, by resolution, abandon certain Corporate Actions at any time prior to the effective date of the Corporate Actions without any further action by the Company’s stockholders as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 12, 2008 by the following persons:

•	each person who is known to be the beneficial owner of five percent (5%) or more of our issued and outstanding shares of common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned

Mark L. Baum, Esq. (1)	0	0%
Black Forest International, LLC (2)(3)	145,000,000	96.7%

All directors, officers and 5% shareholders as a group	145,000,000	96.7%

(1) The address is 2038 Corte Del Nogal, Suite 110, Carlsbad, California 92011.

(2)           WSITE International Foundation is the beneficial owner of, and has dispositive and voting power over 50% of the 145,000,000 Common Shares of VisiTrade, Inc. held by Black Forest International, LLC. The address is Suite 1-A #5, Calle Eusebio A. Morales, El Cangrejo, Panama City, Panama.

(3)           Fundacion De Las Mercedes is the beneficial owner of, and has dispositive and voting power over 50% of the 145,000,000 Common Shares of VisiTrade, Inc. held by Black Forest International, LLC. The address is Suite 1-A #5, Calle Eusebio A. Morales, El Cangrejo, Panama City, Panama.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenter’s rights in connection with the proposed amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates",  "believes", "estimates", "expects", "plans", "predicts", "may", "should",  "will", the negative thereof and similar expressions are intended to identify  forward-looking statements. Such statements are by nature subject to  uncertainties and risks, including but not limited to: our reliance on certain major clients; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than December __, 2008, or such earlier date as is expressly set forth herein.

Dated: December __, 2008	By order of the Board of Directors /s/ Mark L. Baum, Esq. _______________________________ By: Mark L. Baum, Esq. Its: Interim Chief Executive Officer and Director